Exhibit (h)(14)

October 27 2014

Each of the Investment Companies listed on

Appendix I hereto

c/o Highland Capital Management Fund Advisors, L.P.

200 Crescent Court, Suite 700

Dallas, Texas 75201

RE: Amendment No. 3 to Loan Agreement

Ladies and Gentlemen:

Pursuant to a letter agreement dated May 24, 2013 (the “Loan Agreement”), State Street Bank and Trust Company (the “Bank”) has made available to each of the investment companies listed on Appendix I to the Loan Agreement (each, a “Borrower”), acting on behalf of its respective fund series listed on such Appendix I to the Loan Agreement (each such series, a “Fund”), a $25,000,000.00 committed unsecured revolving line of credit on a several basis (the “Committed Line”). Obligations of the Borrowers with respect to Loans made pursuant to the Committed Line are evidenced by an amended and restated promissory note in the original principal amount of $25,000,000.00, dated as of May 24, 2013, executed by each of the Borrowers, on behalf of its respective Funds, to the order of the Bank (the “Existing Note”). Capitalized terms not hereinafter defined shall have the same meanings as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to increase the Committed Line Amount and to make such other changes as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

I. Amendments to Loan Documents

1. The RE: line and the second paragraph of the Loan Agreement are hereby amended by replacing the dollar amount “$25,000,000” appearing therein with the dollar amount “$150,000,000”.

2. Section I(8) of the Loan Agreement is hereby amended by replacing the percentage “0.10%” appearing therein with the percentage “0.15%”.

Each of the Investment Companies listed on

Appendix I hereto

c/o Highland Capital Management Fund Advisors, L.P.

October 27, 2014

3. Section II(l) of the Loan Agreement is hereby amended by (i) deleting the word “and” which appears at the end of Section II(l)(g); (ii) deleting the period which appears at the end of Section II(l)(h) and substituting in place thereof a semicolon; and (iii) inserting immediately after the end of Section II(l)(h), the following new paragraphs:

(i) to not, directly or indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activities or business of or with any Person, or in any country or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise); and

(j) to maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, its Funds and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

4. Section II(2)(m) of the Loan Agreement is hereby amended by deleting Section II(2)(m) in its entirety and restating it as follows:

(m) (i) none of any Borrower or Fund, any of such Borrower’s or Fund’s subsidiaries or any director, officer, employee, agent or affiliate of such Borrower, Fund or any of their subsidiaries is a Person that is, or is owned or controlled by Persons that are (x) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (y) located, organized or resident of a country or territory that is, or whose government is, the subject of Sanctions (currently Cuba, Iran, North Korea, Sudan and Syria); (ii) each Borrower and Fund has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower and Fund and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and (iii) each Borrower, each Fund and their respective officers and employees and to the knowledge of each Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

Each of the Investment Companies listed on

Appendix I hereto

c/o Highland Capital Management Fund Advisors, L.P.

October 27, 2014

5. Section II(3)(b) of the Loan Agreement is hereby amended by deleting Section II(3)(b) in its entirety and restating it as follows:

(b) such Borrower or Fund, (i) shall fail to perform any term, covenant or agreement contained in any of Sections II(l)(a)-(c) hereof, any of Sections II(l)(d)(iv)–(xiii) hereof or any of Sections II(l)(i)-(j) hereof; or (ii) shall fail to perform any term, covenant or agreement contained in any of the Loan Documents (other than those specified elsewhere in this Section II(3)) or a default or event of default occurs thereunder and, in the case of this clause (ii), such failure or default or event of default shall continue for a period of thirty (30) days; or

6. Section II(5) of the Loan Agreement is hereby amendment by deleting the second sentence therein in its entirety and substituting the following therefor: “Notices (a) to the Bank shall be given to State Street Bank and Trust Company, Copley Place Tower, Box 5303, Boston, MA 02206, or via facsimile at (617) 662-8664, or if by overnight courier service, to State Street Bank and Trust Company, 2 Copley Place, 3rd Floor, Boston, MA 02116, in any such case to the attention of: James H. Reichert, Vice President, or Mutual Fund Lending Department Head, and (b) to any Borrower or Fund shall be deemed to have been given if given c/o Highland Capital Management Fund Advisors, L.P., 200 Crescent Court, Suite 700, Dallas, Texas 75201, or via facsimile at (972) 628-4147 in either case to the attention of: Ethan Powell.”

7. Section II(15) of the Loan Agreement is hereby amended by:

(a) deleting the definitions of “Executive Order”, “Foreign Assets Control Regulations” and “Trading With the Enemy Act” in their entirety;

(b) restating the definition of “Committed Line Amount” to read in its entirety as follows:

“Committed Line Amount” shall mean $150,000,000.

(c) inserting the following new definitions in the appropriate alphabetical sequence therein:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or Fund from time to time concerning or relating to bribery or corruption.

“Sanctions” has the meaning set forth in Section II(2)(m).

7. Each of Exhibit A and Exhibit B to the Loan Agreement is hereby replaced in its entirety with the new Exhibit A and Exhibit B, respectively, attached hereto.

Each of the Investment Companies listed on

Appendix I hereto

c/o Highland Capital Management Fund Advisors, L.P.

October 27, 2014

II. Execution of Amended and Restated Note

As a condition to the effectiveness of this letter amendment, concurrently herewith each of the Borrowers, for itself or on behalf of its respective Funds, is executing and delivering to the Bank an amended and restated promissory note dated the date hereof in the original principal amount of $150,000,000 and otherwise in the form of Exhibit A hereto (the ‘‘New Note”), which New Note shall amend, restate, supersede and replace the Existing Note in its entirety. Notwithstanding the foregoing, nothing contained herein or in the New Note shall be deemed to evidence the repayment or satisfaction of any amounts outstanding under the Existing Note, and any such outstanding amounts shall hereafter be deemed to be evidenced by, and outstanding under, the New Note. All references in the Loan Documents to the “Note” shall hereinafter be deemed to be references to the New Note, as the same may be further amended, restated, extended, replaced or otherwise modified and in effect from time to time.

III. Miscellaneous

1. Other than as amended hereby, all terms and conditions of the Loan Agreement and each of the other Loan Documents are ratified and affirmed as of the date hereof in order to give effect to the terms thereof.

2. Each of the Borrowers severally (and not jointly) represents and warrants to the Bank, both as to itself (where applicable) and severally (and not jointly) as to each of its respective Funds (including the New Fund) (but not as to any other Borrower or Fund) as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Agreement; (b) each of the representations and warranties contained in Section II(2) of the Loan Agreement is true and correct on and as of the date of this letter agreement; (c) the execution, delivery and performance of each of this letter agreement, the Loan Agreement and the New Note (collectively, the “Amended Loan Documents”) (i) are, and will be, within such Borrower’s or Fund’s power and authority, (ii) have been authorized by all necessary trust proceedings of such Borrower; (iii) do not, and will not, require the consent of any shareholders or other equity holders of such Borrower or Fund or the approval or consent of, or any notice to or filing with, any governmental authority, other than those which have been received; (iv) will not contravene any provision of, or exceed any limitation contained in, the agreement and declaration of trust, by-laws and/or other organizational documents of such Borrower or Fund or its Prospectus or any judgment, decree or order or any law, rule or regulation applicable to such Borrower or Fund, including, without limitation, the Investment Company Act; (v) do not and will not constitute a violation of, or a default under any other agreement, order or undertaking binding on such Borrower or Fund; and (vi) do not require the consent or approval of any obligee or holder of any instrument relating to any Indebtedness of the Borrower or Fund or the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower, on behalf of its respective Funds, except as the same

Each of the Investment Companies listed on

Appendix I hereto

c/o Highland Capital Management Fund Advisors, L.P.

October 27, 2014

may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter agreement and such other documents or instruments as the Bank may reasonably request, this letter agreement shall be deemed to be an instrument under seal and an amendment to the Loan Documents to be governed by the laws of The Commonwealth of Massachusetts.

4. This letter agreement may be executed in counterparts, each of which shall be deemed to be an original document.

[Remainder of this page is intentionally left blank.]

Amendment No. 3 Signature Page

If the foregoing is acceptable to you, please have an authorized officer of each of the Borrowers execute this letter agreement below where indicated and return the same to the undersigned.

Sincerely,

STATE STREET BANK AND TRUST COMPANY, as Bank

By:	/s/ James H. Reichert
James H. Reichert, Vice President

Acknowledged and Accepted:

EACH OF THE BORROWERS LISTED ON APPENDIX I HERETO, for itself or on behalf of each of its respective portfolio series listed on Appendix I hereto

By:	/s/ Ethan Powell
Name:	Ethan Powell
Title:	Executive VP and Secretary

Acknowledged:

STATE STREET BANK AND TRUST COMPANY,

as Custodian

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

APPENDIX I

List of Borrowers and Funds

Highland Funds I, on behalf of:

Highland/iBoxx Senior Loan ETF

Highland Long/Short Equity Fund

Highland Long/Short Healthcare Fund

Highland Opportunistic Credit Fund

Highland Funds II, on behalf of:

Highland Dividend Equity Fund

Highland Energy MLP Fund

Highland Fixed Income Fund

Highland Global Allocation Fund

Highland Premier Growth Equity Fund

Highland Small Cap Equity Fund

Highland Tax-Exempt Fund

Highland Total Return Fund

EXHIBIT A

AMENDED AND RESTATED PROMISSORY NOTE

$150,000,000.00	October 27, 2014

For value received, each of the undersigned hereby severally (and not jointly) promises to pay to STATE STREET BANK AND TRUST COMPANY (the “Bank”), or order, at the office of the Bank at 100 Huntington Avenue, Tower 2, Floor 4, Boston, Massachusetts 02116 in immediately available United States dollars, the principal amount of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000.00), or such lesser original principal amount as shall be outstanding hereunder and not have been prepaid as provided herein, together with interest thereon as provided below. Each Loan shall be payable upon the earliest to occur of (a) 30 calendar days following the date on which such Loan is made, (b) the Expiration Date, or (c) the date on which such Loan otherwise becomes due and payable under the terms of the Loan Agreement referred to below, whether following the occurrence of an Event of Default or otherwise. Interest on the unpaid principal amount outstanding hereunder shall be payable at the rates and at the times as set forth in the Loan Agreement and shall be computed as set forth in the Loan Agreement. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, including holidays or other days on which the Bank is not open for the conduct of banking business.

All Loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank. The entries on the records of the Bank (including any appearing on this Note), absent manifest error, shall govern and control as to amounts outstanding hereunder, provided that the failure by the Bank to make any such entry shall not affect the obligation of the undersigned to make payments of principal and interest on all Loans as provided herein and in the Loan Agreement.

Following the occurrence of a Default or an Event of Default with respect to any Fund, unpaid principal on any Loan to such Fund, and to the extent permitted by applicable law, unpaid interest on any Loan to such Fund, shall thereafter bear interest, compounded monthly and be payable on demand, until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Loan under the Loan Agreement.

This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain letter agreement dated May 24, 2013 by and among the undersigned and the Bank (herein, as the same may from time to time be amended, restated, supplemented, modified or extended, referred to as the “Loan Agreement”), but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned makers of this Note to pay the principal of and interest on this Note as herein provided. All terms not otherwise defined herein shall be used as defined in the Loan Agreement.

Any of the undersigned may at its option prepay all or any part of the principal of this Note subject to the terms of the Loan Agreement. Amounts prepaid may be reborrowed subject to the terms of the Loan Agreement.

Each of the undersigned makers and every endorser and guarantor hereof hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no such extension or other indulgence, and no substitution, release or surrender of collateral and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of any of the undersigned or any such endorser or guarantor. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

This Note shall amend, restate, supersede and replace that certain promissory note dated May 24, 2013 in the original principal amount of $25,000,000 executed by the Borrowers in favor of the Bank (the “Existing Note”). Any amounts outstanding under the Existing Note shall be deemed to be outstanding under this Note. This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

WITNESS:	EACH OF THE BORROWERS LISTED ON APPENDIX I HERETO, for itself or on behalf of each of its respective portfolio series listed on Appendix I hereto

By:
Name:
Title:

2

SCHEDULE I TO NOTE DATED OCTOBER 27, 2014

Date of Loan	Amount of Principal	Amount of Principal Paid	Outstanding Balance	Notation Made By

APPENDIX I

List of Borrowers and Funds

Highland Funds I, on behalf of:

Highland/iBoxx Senior Loan ETF

Highland Long/Short Equity Fund

Highland Long/Short Healthcare Fund

Highland Opportunistic Credit Fund

Highland Funds II, on behalf of:

Highland Dividend Equity Fund

Highland Energy MLP Fund

Highland Fixed Income Fund

Highland Global Allocation Fund

Highland Premier Growth Equity Fund

Highland Small Cap Equity Fund

Highland Tax-Exempt Fund

Highland Total Return Fund

EXHIBIT B

ADVANCE/PAYDOWN

REQUEST FORM

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT telephone 617-662-8574 or 617-662-8588; fax 617-988-6677

FROM:	[BORROWER] on behalf of [FUND]

(Fund # ) (DDA # )

In connection with the letter agreement dated May 24, 2013 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the “Agreement”), please increase/reduce (circle one) the outstanding balance on behalf of the above-indicated Fund by $            . Any requested Loan should be recorded on the books of the Fund with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

1.	This request is (check one): Loan Advance Paydown Overnight Rollover

2.

The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the applicable Prospectus, the terms of the Agreement and applicable laws and regulations, including, without limitation, Regulation U, and no Default or Event of Default with respect to the Fund has occurred under the Agreement.

3.	All of the representations and warranties of the undersigned Borrower and Fund set forth in Section II(2) of the Agreement are true and correct on and as of the date hereof.

4.

Each of the Borrower and the Fund is in compliance with all the terms and conditions in the Agreement (including the Maximum Amount and other borrowing limitations thereunder) and will remain in compliance therewith after giving effect to the making of any requested Loan.

5.	The following amounts and statements are true in connection with any requested Loan:

(a)	Adjusted Net Assets of the Fund:

	(i) Total Assets of the Fund	$
	(ii) Total Liabilities (excluding Senior Securities Representing Indebtedness) of the Fund[1]	$
	(iii) illiquid assets, assets not priced daily, and investments in registered investment companies or other pooled investment vehicles	$

[1]

For purposes of calculating the Adjusted Net Assets, (y) the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged or otherwise segregated to secure such liability, and (z) the liability in respect of any derivative or other financial contract shall be equal to the net amount, if any, that the Fund would be obligated to pay to the relevant counterparty thereto if such financial contract and all transactions thereunder terminated at such time in accordance therewith on a complete no-fault basis.

(iv) Adjusted Net Assets item (a)(i) less item (a)(iii)		$

(b) 33-1/3% times (a)(iv)		$

(c) (i) Beginning Loan Balance:	$
(ii) Paydown Amount (if any):	$
(iii) Requested Loan (if any)	$
(iv) Requested Loans Balance ((i) minus (ii) or (i) plus (iii)):		$

(d) The aggregate outstanding principal amount of
Indebtedness of the Fund other than the Loans as of the date hereof		$

(e) Total Indebtedness ((c)(iv) plus (d)):		$

6.

The amount set forth in 5(e) above does not exceed the lesser of (a) the amount set forth in 5(b) above, or (b) the maximum amount which the relevant Fund is permitted to borrow (after taking into account all outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the applicable Borrower or such Fund, any agreement of such Borrower or Fund with any foreign, federal, state or local securities division to which such Borrower or Fund is subject, any other applicable agreement or document to which such Borrower or Fund is a party or any law, rule or regulation applicable to such Borrower or Fund.

7.

The amount set forth in 5(c)(iii) above does not exceed the Committed Line Amount ($150,000,000), and the aggregate principal amount of Loans outstanding to all Borrowers on behalf of all Funds under the Agreement (after giving effect to the amount of any requested Loan) does not exceed the Committed Line Amount ($150,000,000).

8.

The undersigned is a duly authorized officer of the Borrower identified above with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Fund identified above.

[BORROWER], on behalf of [FUND]

By:
Name:
Title
Date:

2